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EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference, in the Registration Statements of Nortech Systems Incorporated on Forms S-8 registered on June 21, 1994 (33-80906) and June 30, 1993 (33-80906), of our report dated February 13, 2002, included in the Annual Report on Form 10-K for the year ended December 31, 2002.

LARSON, ALLEN, WEISHAIR & CO., LLP
St. Cloud, Minnesota March 28, 2003

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  EXHIBIT 23.2